UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

Date of Report: August 2, 2017
Date of Earliest Event Reported: July 26, 2017

INTERNATIONAL ENDEAVORS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-202639	46-5692180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

43020 Blackdeer Loop
Temecula, California 92590
www.Internationalendeavorscorp.com
(951)-296-1024

 (Address of principal executive offices)(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

 Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 26, 2017, Nate Engel, the Chief Financial Officer of International Endeavors Corp. (the “Company”) determined that the Company’s financial statements and related disclosures included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2016, filed with the SEC on June 23, 2017 should not be relied upon. The Company failed to disclose the fact that the Company elected to take an early adoption of ASU 2017-01.

The Company is in process of restating the Previously Issued Financial Statements. The Company is working diligently to prepare and file a restated audited financial statement for the period ended December 31, 2016 in an Annual Report on Form 10-K/A as soon as possible.  The Company believes that this restated filing will contain disclosures that are adequate and appropriate to restate the relevant financial information in the Previously Issued Financial Statement.

Michael Gillespie & Associates, PLLC, the Company’s independent registered public accounting firm has rendered a letter to the United States Securities and Exchange Commission regarding the matter which is attached herein..

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

16	Letter dated August 2, 2017 from Gillespie & Associates, PLLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERNATIONAL ENDEAVORS CORPORATION.

Date: July 26, 2017	By: /s/ Nate Engel
Nate Engel
Principal Executive, Financial Officer and Chief Accounting Officer